UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2004

THE WET SEAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-18632	33-0415940
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26972 Burbank Foothill Ranch, California	92610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 583-9029

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant` to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On November 9, 2004, The Wet Seal, Inc. (the “Company”) announced that it had entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with S.A.C. Capital Associates, LLC (“SAC”) and other participating investors (the “Investors”). Pursuant to the Securities Purchase Agreement, the Company has agreed to issue and sell $40,000,000 in aggregate principal amount of secured convertible notes (the “Convertible Notes”), convertible into shares of its Class A common stock (“Class A Common Stock”), four tranches of warrants to acquire up to 13,600,000 shares of Class A Common Stock (the “Warrants”) and two tranches of additional investment right warrants exercisable for additional Convertible Notes (the “Additional Investment Right Warrants”, and together with the Convertible Notes and Warrants, the “Securities”).

Pursuant to the Securities Purchase Agreement, the Company has agreed to issue $40,000,000 in aggregate principal amount of Convertible Notes with a seven (7) year term. The Convertible Notes bear interest at the applicable federal rate, payable in cash or in kind at the Company’s option, and are convertible initially into 26,666,666 shares of Class A Common Stock at an initial conversion price per share of $1.50, subject to full ratchet anti-dilution protection with respect to any future stock issuances below their conversion price.

The Company has also agreed to issue to the Investors four tranches of Warrants exercisable into an aggregate of 13,600,000 shares of Class A Common Stock, with full ratchet anti-dilution protection with respect to any future stock issuances below their exercise price:

•	two tranches of four (4) year warrants (Series A and Series B) with initial exercise prices of $1.75 and $2.25 per share for Class A Common Stock (exercisable initially into 2,300,000 and 3,400,000 shares of Class A Common Stock, respectively); and

•	two tranches of five (5) year warrants (Series C and Series D) with initial exercise prices of $2.50 and $2.75 per share for Class A Common Stock (exercisable initially into 4,500,000 and 3,400,000 shares of Class A Common Stock, respectively).

See Item 3.02, Unregistered Sales of Equity Securities, of this Current Report, which is incorporated herein by reference, for a discussion of the Series A Warrants issued by the Company upon execution of the Securities Purchase Agreement. The Company has also agreed to issue two tranches of Additional Investment Right Warrants to acquire:

•	up to $9,900,000 in aggregate principal amount of additional Convertible Notes (the “Series A Notes”), which are convertible initially into 6,000,000 shares of Class A Common Stock at an initial conversion price per share of $1.65 (the “Series A AIR”); and

•	up to $5,950,000 in aggregate principal amount of additional Convertible Notes (the “Series B Notes”), which are convertible initially into 3,400,000 shares of Class A Common Stock at an initial conversion price per share of $1.75 (the “Series B AIR”).

The Company has the right to require the Investors to exercise all or a portion of the Additional Investment Right Warrants into Series A Notes or Series B Notes, as applicable, (triggering the $9,900,000 and $5,950,000 payment by the Investors to the Company) beginning six months after the issuance of the Series A AIR and twelve months after the issuance of the Series B AIR. This right terminates on the third anniversary of the issuance of the Additional Investment Right Warrants. In the event of a mandatory exercise, the conversion prices of the Series A Notes and the Series B Notes into Class A Common Stock will be the lesser of (x) the market price of the Class A Common Stock at the time of forced exercise and (y) $1.65 and $1.75 (as adjusted), respectively.

Pursuant to the terms of the Convertible Notes, the Warrants, the Series A Notes and the Series B Notes, such securities may not be converted or exercised, as applicable, into Class A Common Stock if the holder and its affiliates thereof would beneficially own more than 9.99% of the outstanding shares of the Company’s Class A Common Stock after such conversion or exercise.

The Company has agreed to file a registration statement within 30 days after the closing date of the Securities Purchase Agreement, covering resales of the Convertible Notes, the Warrants, the Series A AIRs, the Series A Notes, the Series B AIRs, the Series B Notes and the shares of Class A Common Stock underlying the Convertible Notes, Warrants, Series A Notes and Series B Notes.

The Securities Purchase Agreement also contains a covenant of the Company to: (x) use its reasonable best efforts to enter into consulting agreements with Michael Gold and Tom Brosig within 5 business days after the date of the Securities Purchase Agreement, and (y) engage a reputable real estate and lease appraisal consultant to evaluate the store lease obligations of the Company and its subsidiaries and to recommend terminations of and modifications to such leases within 60 days of the date of the Securities Purchase Agreement.

The Company has agreed in the Securities Purchase Agreement that prior to the closing of the transaction it will not (x) solicit offers, inquiries or proposals for, or entertain any offer, inquiry or proposal to enter into any significant transaction in lieu of, or which would impede or prevent the consummation of the transactions with the Investors (a “Competing Transaction”), including without limitation, a merger or other business combination, an acquisition of any equity or equity-linked securities, the issuance of debt in excess of $10 million, a sale of significant assets or a liquidation of the Company, or (y) conduct any discussions or negotiations, or provide any information to (or review any information of) any other party, or enter into any agreement, arrangement or understanding regarding, or in connection with, a Competing Transaction.

On November 9, 2004, the Company also entered into a Credit Agreement (the “Credit Agreement”) with the Investors which will provide the Company with a $10,000,000 secured bridge term loan (the “Loan”) to be used to fund the Company’s working capital obligations through the closing of the transactions contemplated by the Securities Purchase Agreement. Under certain circumstances described in the Credit Agreement, interest will be paid in cash at an interest rate of 25%. The Loan will become due and payable on the earlier to occur of (i) the closing of the transactions contemplated by the Securities Purchase Agreement, (ii) the termination of the Securities Purchase Agreement and (iii) certain dates set forth in the Credit Agreement, as determined in SAC’s sole discretion, but not earlier than February 28, 2005. Acceleration of the Loan is subject to certain restrictions contained in an intercreditor and lien subordination agreement, entered into by and among the Company, SAC (on behalf of the Investors) and the Company’s senior lenders (the “Intercreditor Agreement”). The Loan is secured by a junior lien against all of the collateral currently securing all of the borrowing obligations owed to the Company’s and its affiliates’ current lenders under existing working capital credit facilities. Upon the closing of the Securities Purchase Agreement transactions, the Loan will be repaid with the proceeds thereof.

In addition, on November 9, 2004, the Company, SAC (on behalf of the Investors) and the Company’s senior lenders entered into a Subordination Agreement, with respect to all fees, costs, payments, expenses, concurrent or subsequent notes or obligations of any form whatsoever relating thereto in favor of the Investors (the “Subordination Agreement”).

A copy of the Securities Purchase Agreement is filed herewith as Exhibit 10.1. A copy of the Credit Agreement is filed herewith as Exhibit 10.2. In addition, a copy of the Registration Rights Agreement, forms of each of the Convertible Notes (other than the Series A Warrants described below), the Additional Investment Rights Warrants, the Series A Notes, the Series B Notes and the Warrants, and copies of each of the First Amendment to the Company’s credit facility with Fleet Bank and Back Bay, the Intercreditor Agreement and the Subordination Agreement are filed herewith as Exhibits 10.3 through 10.14. The Company’s transactions with the Investors are described further in the press release issued by the Company on November 9, 2004, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The Company issued Series A Warrants to the Investors to acquire up to 2,300,000 shares of the Class A Common Stock at the time of the execution of the Securities Purchase Agreement (the “Commitment Warrants”). The Commitment Warrants have an initial exercise price of $1.75 per share and have full ratchet anti-dilution protection for any Class A Common Stock issuances below the exercise price. The Commitment Warrants are exercisable upon the earlier of (i) receipt of stockholder approval of the proposals to: (x) issue the shares of Class A Common Stock issuable upon the conversion or exercise, as applicable, of the Securities and (y) amend the Company’s certificate of incorporation to increase the number of authorized shares of Class A Common Stock and (ii) May 9, 2005. The exercise period of the Commitment Warrants will terminate on November 9, 2008. The Company has agreed to register the shares of Class A Common Stock issuable upon exercise of the Commitment Warrants.

A form of the Commitment Warrant is filed herewith as Exhibit 10.15.

Item 8.01. Other Events.

The Special Committee of the Board of Directors, which was formed on August 18, 2004, to analyze alternatives to enhance shareholder value, was disbanded upon execution of the Securities Purchase Agreement.

Item 9.01. Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired.

Not Applicable.

(b)	Pro Forma Financial Information.

Not Applicable.

(c)	Exhibits.

10.1	Securities Purchase Agreement entered into between the Company and the Investors
10.2	Credit Agreement entered into between the Company and the Investors
10.3	Registration Rights Agreement entered into between the Company and the Investors
10.4	Form of Initial Convertible Note issued by the Company
10.5	Form of Series B Warrant issued by the Company
10.6	Form of Series C Warrant issued by the Company
10.7	Form of Series D Warrant issued by the Company
10.8	Form of Series A AIR Warrant issued by the Company
10.9	Form of Series B AIR Warrant issued by the Company
10.10	Form of Series A Note issued by the Company
10.11	Form of Series B Note issued by the Company
10.12	Amendment No. 1 to the Fleet/Back Bay Credit Agreement by and among the Company and certain affiliates, Back Bay Capital Funding LLC, Fleet Retail Group, Inc., Fleet National Bank, and other lenders
10.13	Intercreditor Agreement entered into by and among the Company, SAC (on behalf of the Investors) and the Company’s senior lenders
10.14	Subordination Agreement entered into by and among the Company, SAC (on behalf of the Investors) and the Company’s senior lenders
10.15	Form of Commitment Warrant issued by the Company
99.1	Press release, dated November 9, 2004, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WET SEAL, INC. (Registrant)

Date: November 11, 2004	By:	/S/ DOUGLAS FELDERMAN
Name: Douglas Felderman Title: Chief Financial Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Securities Purchase Agreement entered into between the Company and the Investors
10.2	Credit Agreement entered into between the Company and the Investors
10.3	Registration Rights Agreement entered into between the Company and the Investors
10.4	Form of Initial Convertible Note issued by the Company
10.5	Form of Series B Warrant issued by the Company
10.6	Form of Series C Warrant issued by the Company
10.7	Form of Series D Warrant issued by the Company
10.8	Form of Series A AIR Warrant issued by the Company
10.9	Form of Series B AIR Warrant issued by the Company
10.10	Form of Series A Note issued by the Company
10.11	Form of Series B Note issued by the Company
10.12	Amendment No. 1 to the Fleet/Back Bay Credit Agreement by and among the Company and certain affiliates, Back Bay Capital Funding LLC, Fleet Retail Group, Inc., Fleet National Bank, and other lenders
10.13	Intercreditor Agreement entered into by and among the Company, SAC (on behalf of the Investors) and the Company’s senior lenders
10.14	Subordination Agreement entered into by and among the Company, SAC (on behalf of the Investors) and the Company’s senior lenders
10.15	Form of Commitment Warrant issued by the Company
99.1	Press release, dated November 9, 2004, issued by the Company